CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

PURCHASE AGREEMENT

dated

as of 13 December 2019

between

Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee

as Seller,

and

KG Aircraft Rotables Co., Ltd.
as Buyer

One (1) Boeing 737-800 Aircraft
Bearing manufacturer’s serial number 29922
with two CFM International, Inc., model CFM56-7B24 engines,
bearing manufacturer’s serial numbers 890420 and 890421

i

9.	Conditions Precedent to the Obligations of Buyer		7
	(a)	Board of Directors Approval	7
	(b)	Representations and Warranties	7
	(c)	Additional Information	7
	(d)	Illegality	7
	(e)	No Proceedings	8
	(f)	Delivery Location	8
	(g)	Event of Loss	8
	(h)	Liens	8
	(i)	Transaction Documentation	8
	(j)	Warranty Bill of Sale	8
	(k)	Historical Bills of Sale	8
	(l)	Aircraft Documents	8
	(m)	Deregistration	8
	(n)	NIS Statement	8
10.	International Registry		8
11.	Further Assurances		8
12.	Taxes, Indemnities and Insurance		9
	(a)	Buyer’s Obligations regarding Taxes	9
	(b)	Seller’s Indemnity	9
	(c)	Buyer’s Indemnity	9
	(d)	Withholding	10
	(e)	Contest Resolution	10
	(f)	Cooperation	10
	(g)	Notice of Claims	11
	(h)	Insurance	11
	(i)	Undertakings With Respect To Customs and Tax Matters	11
13.	Know Your Customer		11
14.	Miscellaneous		12
	(a)	Notices	12
	(b)	Confidentiality	13
	(c)	Limitation of Liability of Any Party	13
	(d)	Headings	14
	(e)	References	14
	(f)	Governing Law; Jurisdiction, Attorney Fees	14
	(g)	Severability	14
	(h)	Amendments in Writing	14
	(i)	Survival	14
	(j)	Expenses	14
ii

	(k)	Execution in Counterparts; Signatures	14
	(l)	Entire Agreement	14
	(m)	Exhibits and Schedules	15
	(n)	Successors and Assigns	15
	(o)	No Third Party Benefit	15
	(p)	Assignment	15

SCHEDULES:

Schedule 1	Definitions
Schedule 2	Aircraft Description; Purchase Price; Deposit; Closing Dates
Schedule 3	Undertakings Regarding Tax and Customs Matters

EXHIBITS:

Exhibit A	Acknowledgment of Delivery
Exhibit B	Certificate of Technical Acceptance
Exhibit C	Warranty Bill of Sale

iii

PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT, dated as of December 13, 2019 (this “Agreement”), is entered into between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee (the “Seller”), and KG Aircraft Rotables Co., Ltd., a legal entity organized under the laws of Ireland (the “Buyer”).
WHEREAS, subject to the terms and conditions hereof, Seller desires to sell, transfer, and convey to Buyer, and Buyer desires to purchase from Seller, the Aircraft (as defined herein).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:
1.Definitions
Capitalized terms used in this Agreement shall have the meanings set forth in Schedule 1 to this Agreement.
2.Sale
Subject to the terms and conditions of this Agreement, Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in, to and under the Aircraft and Aircraft Documents, free and clear of all Liens. The Closing of the purchase and sale of the Aircraft shall take place upon satisfaction or waiver of all of the conditions set forth in Section 8 and Section 9 on the Anticipated Closing Date but not later than the respective Final Closing Date, or at such other time as Buyer and Seller may agree in writing.
3.Purchase Price; Deposit; Purchase Price Adjustment
(a)The purchase price for the Aircraft shall be in the amount as set forth on Schedule 2 hereto (collectively and individually, the “Purchase Price”).
(b)Buyer has previously paid to Seller an initial deposit in the amount as set forth on Schedule 2 hereto (the “Initial Deposit”), and is wiring payment of an additional deposit in the amount as set forth on Schedule 2 hereto simultaneously with the execution of this Agreement (the “Additional Deposit”). The Initial Deposit and Additional Deposit (collectively, the “Deposit”) shall be credited against the Purchase Price of the Aircraft at the time of closing and shall be non-refundable to Buyer, unless any of the following events (each, a “Deposit Return Event”) occurs:
(i)The Aircraft suffers an Event of Loss between the time of technical acceptance and Delivery;
(ii)The termination of this Agreement as a result of Material Damage as set forth in Section 4(b);
(iii)Seller’s material breach of this Agreement;
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(iv)Seller’s inability to satisfy the conditions precedent under Section 8 or Section 9 of this Agreement, save where such failure is as a result of Buyer’s breach of the Purchase Agreement; or
(v)Seller’s failure to deliver the Aircraft on or prior to the Final Delivery Date, save where such failure is as a result of Buyer’s breach of this Agreement.
(c)At Closing, Buyer shall deliver to Seller an amount equal to the Purchase Price (less the Deposit), in immediately available funds, by wire transfer to the following account:
Bank:    Old National Bank
          1 Main Street
          Evansville, Indiana 47708, U.S.A.
ABA code:   [ ]
SWIFT code:   [ ]
Account Name:  Contrail Aviation Support, LLC
          435 Investment Court
          Verona, Wisconsin 53593, U.S.A.
Account Number:  [ ]
Reference:  MSN 29922

All payment to Buyer shall be made free and clear of all Taxes.

4.Inspection of Aircraft; Delivery Condition; Export
(a)Buyer has technically accepted the Aircraft as of the date of execution of this Agreement, as evidenced by Buyer’s execution and delivery of the Technical Acceptance Certificate in the form attached hereto as Exhibit B concurrently with Buyer’s execution of this Agreement.

(b)Buyer shall have the right to observe the performance of the borescope inspections of each Engine following the completion of the ferry flight from Ulaanbaatar, Mongolia to the Delivery Location. On or prior to the Closing Date, Buyer shall have the right (at Buyer’s cost and expense) to carry out a final physical inspection, comprised of a walk-around visual inspection of the interior and exterior of the Aircraft, at the Delivery Location (the “Final Inspection”). If the results of the Final Inspection shows damage since the time of Technical Acceptance, then:
(A) In the case of damage that does not constitute Material Damage, Seller and Buyer shall negotiate in good faith for the purpose of agreeing upon a revised Purchase Price within five (5) Business Days of the discovery of such damage.
(B) In the case of Material Damage, Buyer and Seller shall negotiate in good faith for the purpose of establishing a revised Purchase Price for the Aircraft. If Seller and Buyer are unable to agree upon a revised Purchase Price within five (5) Business Days of the discovery of the Material Damage, then Buyer or Seller may
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terminate this Agreement by written notice to the other party, whereupon neither party will have any further liability to the other except Seller will return the Deposit in accordance with Section 3(b).
(c) At Closing, the Aircraft shall be delivered to Buyer in “as-is” “where-is” and “with all faults” condition. Seller makes no warranties, guarantees or representations of any kind, either express or implied, statutory or otherwise, as to the condition of the Aircraft (other than the representation as to title in Section 5(i) below). Seller shall deliver title to the Aircraft free and clear of all Liens, claims and encumbrances of any kind other than any Liens arising from Buyer.

(d) Buyer shall be responsible for any post-closing exportation process associated with the Aircraft or its component parts (if any), including any and all costs associated therewith.
5.Representations and Warranties of Seller
On the date hereof and on the Closing Date, Seller makes the following representations and warranties.
a.Organization, Etc. Seller is a trust company duly organized, validly existing and in good standing under the laws of Ireland with all requisite organizational power and authority to own, participate in or hold under lease its properties and enter into and perform its obligations under this Agreement and the Transfer Documents to which Seller is or will be a party (collectively, the “Seller Agreements”);
b.Organizational Authorization. Seller has taken, or caused to be taken, all necessary organizational action (including, without limitation, the obtaining of any consent or approval of any of its board of directors or committee thereof or any officers required by its charter documents or other organizational agreements) to authorize the execution and delivery of this Agreement and each of the Seller Agreements and the performance of its obligations hereunder and thereunder;
c.No Violation. The execution and delivery by Seller of this Agreement and the Seller Agreements, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller on the date hereof and on the Closing Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of the charter documents or other organizational agreements of Seller, (ii) violate or contravene any law applicable to or binding on Seller or (iii) violate, contravene or constitute any default under, or result in the creation of any lien upon, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Seller is a party or by which Seller or any of its properties is or may be bound or affected;
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d.Approvals. The execution and delivery by Seller of this Agreement and the Seller Agreements, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller on the Closing Date of the transactions contemplated hereby or thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of any Government Entity;
e.Valid and Binding Agreements. This Agreement has, and the Seller Agreements have been or as of the Closing Date will have been, duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement and, as of the Closing Date, the Seller Agreements constitute the legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity;
f.Litigation. There are no pending or, or to the knowledge of Seller, threatened actions or proceedings against Seller before any court, administrative agency or tribunal which, if determined adversely to Seller, would prohibit or materially adversely affect the ability of Seller to perform its obligations under this Agreement or the Seller Agreements;
g.Encumbrances. Seller has not previously sold, assigned, encumbered, transferred or conveyed and, except as contemplated hereby, has no obligation to sell, assign, encumber, transfer or convey, any of its right, title or interest in, to or under the Aircraft;
h.Brokers’ Fees. Buyer shall not be liable for the fees of any broker or other Person acting on Seller’s behalf in connection with the transactions contemplated hereby;
i.Title to Interests. Seller is the sole owner of the Aircraft and has good and marketable title thereto, free and clear of any and all Liens. Seller has the full power and authority to transfer full legal and beneficial title to the Aircraft, free and clear of all Liens. At Closing, good and marketable and fully legal and beneficial title to the Aircraft shall be transferred to Buyer free and clear of all Liens.
6.Disclaimer
Other than the express representations and warranties of Seller set forth in Section 5 and in any other Transfer Document, the Aircraft is being sold and assigned hereunder, “AS IS, WHERE IS” and BUYER ACKNOWLEDGES AND AGREES THAT NEITHER THE SELLER NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES OR REPRESENTATIVES HAS MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL WARRANTIES, OBLIGATIONS AND LIABILITIES, EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) WITH RESPECT TO, (a) THE CAPACITY, AGE, VALUE, QUALITY, DURABILITY, DESCRIPTION (EXCEPT AS TO SERIAL NUMBERS), CONDITION (WHETHER OF THE AIRCRAFT, ANY PART THEREOF OR ITS AIRCRAFT DOCUMENTS), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY
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PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT, OR ANY PART THEREOF, (b) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (c) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (d) ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (e) ANY OTHER REPRESENTATIONS OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF OR ITS AIRCRAFT DOCUMENTS, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED, IT BEING UNDERSTOOD THAT NOTHING HEREIN WILL BE DEEMED TO LIMIT THE BUYER FROM AVAILING ITSELF OF ANY WARRANTIES, COVENANTS, AND REPRESENTATIONS OF ANY MANUFACTURER.
7.Representations and Warranties of Buyer
On the date hereof and on the Closing Date, Buyer makes the following representations and warranties as to itself, to Seller:
a.Organization, Etc. Buyer is a limited liability company duly organized validly existing and in good standing under the laws of Ireland, and has the power and authority to own, participate in or hold under lease its properties and to enter into and perform its obligations under this Agreement and the Transfer Documents to which Buyer is a party (collectively, the “Buyer Agreements”);
b.Authorization. Buyer has taken, or caused to be taken, all necessary action (including, without limitation, the obtaining of any consent or approval of its members required by its certificate of formation or limited liability company agreement) to authorize the execution and delivery of this Agreement and each of the Buyer Agreements, as the case may be, and the performance of its obligations hereunder and thereunder;
c.No Violation. The execution and delivery by Buyer of this Agreement and the Buyer Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer on the Closing Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of the certificate of formation, other charter documents or other organizational agreements of Buyer, (ii) violate or contravene any law applicable to or binding on Buyer or (iii) violate, contravene or constitute any default under, or result in the creation of any lien upon, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Buyer is a party or by which Buyer or any of its properties is or may be bound or affected;
Purchase Agreement

d.Approvals. The execution and delivery by Buyer of this Agreement and the Buyer Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer on the Closing Date of the transactions contemplated hereby and thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of any Government Entity;
e.Valid and Binding Agreements. This Agreement has been and the Buyer Agreements have been or as of the Closing Date will have been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement and, as of the Closing Date, the Buyer Agreements constitute the legal, valid and binding obligations of Buyer and are enforceable against Buyer in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity;
f.Litigation. There are no pending or, to the knowledge of Buyer, threatened actions or proceedings against Buyer before any court, administrative agency or tribunal which, if determined adversely to Buyer would materially adversely affect the ability of Buyer to perform its obligations under this Agreement or the Buyer Agreements; and
g.Broker’s Fees. Seller shall not be liable for the fees of any broker or other person acting on Buyer’s behalf in connection with the transactions contemplated hereby.
8.Conditions Precedent to the Obligations of Seller
The obligation of Seller to sell, transfer, assign and convey the Aircraft to Buyer on each Closing Date is subject to the satisfaction or waiver of the following conditions:
a.Board of Director Approval. Seller shall have received approval of this transaction by Seller’s board of directors within three (3) business days of the execution of this Agreement;
b.Representations and Warranties. The representations and warranties of Buyer contained herein and in any other Buyer Agreements shall be true and correct as of Closing in all material respects;
c.Additional Information. Seller shall have received such other documents and evidence with respect to Buyer as Seller may reasonably request in order to establish the authority of Buyer to consummate the transactions contemplated by this Agreement and the other Transfer Documents on such date, the taking by Buyer of all appropriate action in connection therewith and compliance by Buyer with the conditions set forth in this Agreement on such date;
d.Illegality. The performance on such date of the transactions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Seller, violate, and shall not subject Seller to any penalty or liability under, any law, rule or regulation binding upon Seller;
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e.No Proceedings. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby;
f.Event of Loss. No Event of Loss or Material Damage with respect to the Aircraft shall have occurred since the issuance of the Technical Acceptance Certificate to Buyer;
g.Purchase Price. Seller shall have received the Purchase Price from Buyer via wire transfer to Seller’s account as specified in Section 3(c);
h.Transaction Documentation. The transaction documentation shall be reasonably satisfactory to Seller including, but not limited to, any tax-related documents;
i. Insurance Certificate. Seller shall have received an insurance certificate evidencing coverage required under Section 12(h) of this Agreement, which is acceptable to Seller and covers the Seller Indemnitees; and
j.Delivery Receipt. Seller shall have received Buyer’s signed Acknowledgment of Delivery to Seller in the form attached hereto as Exhibit A.
9.Conditions Precedent to the Obligations of Buyer
The obligation of Buyer to purchase the Aircraft from Seller on each Closing Date is subject to the satisfaction or waiver of the following conditions:
a.Board of Director Approval. Buyer shall have received approval of this transaction by Buyer’s board of directors within three (3) business days of the execution of this Agreement;
b.Representations and Warranties. The representations and warranties of Seller contained in the Transfer Documents shall be true and correct as of the Closing Date in all material respects;
c.Additional Information. Buyer shall have received such other documents and evidence with respect to Seller as Buyer may reasonably request in order to establish the authority of Seller to consummate the transactions contemplated by this Agreement and other Transfer Documents on such date, the taking by Seller of all appropriate corporate action in connection therewith and compliance by Seller with the conditions set forth in the Transfer Documents on such date;
d.Illegality. The performance of the transactions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Buyer, violate, and shall not subject any Buyer to any penalty or liability under, any law, rule or regulation binding upon such Buyer;
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e.No Proceedings. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby;
f.Delivery Location. The Aircraft shall be located at the agreed Delivery Location;
g.Event of Loss. No Event of Loss or Major Damage with respect to the Aircraft shall have occurred;
h.Liens. The Aircraft shall be free and clear of all Liens and Buyer shall have received evidence that Seller discharged any international interests or other registrations relating to the Aircraft prior to Delivery, or that Seller is undertaking the same in a manner satisfactory to Buyer;
i.Transaction Documentation. Transaction documentation reasonably satisfactory to Buyer including, but not limited to, any tax-related documents;
j.Warranty Bill of Sale. Following receipt of the Purchase Price by Seller, Buyer shall have received Seller’s signed Warranty Bill of Sale in the form attached hereto as Schedule C;
k.Historical Bills of Sale. Buyer shall have received copies of back-to-birth bills of sale for the Airframe and each Engine;
l.Aircraft Documents. Seller shall provide the Aircraft Documents to Buyer in connection with Delivery;
m.Deregistration. Buyer shall have received written evidence of deregistration or Seller’s undertaking to deregister the Aircraft from the State of Registration with five (5) business days of the Closing Date; and
n.NIS Statement. Buyer shall have received industry standard non-incident/non-accident statements from Lessee associated with the ferry flight from the ferry flight operator.
10.International Registry
At or promptly after Closing, upon request by Buyer, Seller shall provide any consents required to register a contract of sale for the sale of the Aircraft on the International Registry.
11.Further Assurances
Each party agrees, upon the reasonable request of the other party, at any time and from time to time, promptly to execute and deliver all such further documents, and promptly to take and forebear from all such action, as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement. Without limiting the foregoing, Seller shall, at the sole cost and expense of Buyer, do or cause to be done all acts and things as may be required to perfect and preserve the title and interest of Buyer in the Aircraft as Buyer may reasonably request, including, without limitation, that Seller shall, upon request by Buyer and at Buyer’s cost and expense, cause all instruments which shall be executed pursuant to the terms hereof to be kept, filed and recorded in the appropriate office or offices pursuant to
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applicable laws to perfect, protect and preserve the rights and interests of Buyer hereunder and in the Aircraft.
12.Taxes, Indemnities and Insurance
a.Buyer’s Obligations regarding Taxes. Buyer hereby agrees promptly to pay and indemnify each Seller Indemnitee from and against any and all Taxes payable in connection with the sale, transfer and delivery by Seller to Buyer of the Aircraft or in connection with any other transaction to occur on or after the Closing expressly contemplated hereby. The foregoing shall expressly exclude any liability for Taxes on or based on or measured by the gross or net income of Seller or capital gains of Seller or Taxes imposed by a taxing authority in a jurisdiction that would not have been imposed but for the business activity (other than the transactions contemplated hereby) or tax residence of Seller in such jurisdiction. The parties agree to cooperate in taking actions to minimize or eliminate Taxes in connection with this transaction.
b.Seller’s Indemnity. Seller hereby covenants and agrees that it will pay and assume liability for, and indemnify, protect, defend, save and keep harmless each Buyer Indemnitee from and against, any and all liabilities, Taxes, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of whatsoever kind and nature which may at any time or from time to time be imposed upon, incurred by or asserted against any Buyer Indemnitee in any way relating to, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty made by Seller under this Agreement or any Seller Agreements, (ii) any failure by Seller to have observed or performed any of its obligations under or in connection with this Agreement or any Seller Agreements, or (iii) any claims made after Closing, solely to the extent any such claim is attributable to (A) actions or omissions occurring prior to Closing, or (B) the existence of any Liens on the Aircraft attributable to the period occurring prior to Closing.
c.Buyer’s Indemnity. Buyer hereby covenants and agrees upon demand of Seller to pay and assume liability for, and indemnify, protect, defend, save and keep harmless each Seller Indemnitee from and against, any and all liabilities, Taxes, fees, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of whatsoever kind and nature which may at any time or from time to time be imposed upon, incurred by or asserted against any Seller Indemnitee in any way relating to, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty made by Buyer under this Agreement or any Buyer Agreements, (ii) any failure by Buyer to have observed or performed any of its obligations under or in connection with this Agreement or any Buyer Agreements in respect of or to the extent attributable to the period from and after Closing, or (iii) any claims made after Closing, solely to the extent such claim is not attributable (A) to the period occurring prior to Closing or (B) to Seller’s failure to perform its obligations under this Agreement or the Seller Agreements.
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d.Withholding. If any Tax is required by law to be deducted or withheld from or with respect to any amount paid or payable by Buyer or the Seller pursuant to this Agreement (the “Paying Party”) to the other party hereto (the “Receiving Party”), then the Paying Party shall pay such additional amount as shall be necessary to enable the Receiving Party to receive, after all such withholding (including any withholding from or with respect to such additional amount), the amount that the Receiving Party would have received if such deduction or withholding had not been made.
e.Contest Resolution. If a claim is made by any tax authority against a party hereto (the “Taxed party”) with respect to any Tax of which another party (the “Indemnifying party”) is obligated to indemnify under this Section 12, the taxed party shall promptly notify the indemnifying party of such claim; provided, however, that the failure to give such notice will not prejudice or otherwise affect any of the rights of the taxed party hereunder unless such failure materially and adversely affects the indemnifying party in exercising its contest rights hereunder or to the extent such failure results in any increase in, or fine or penalty with respect to, any amounts claimed to be payable by the indemnifying party to the taxed party pursuant to this Section 12. If reasonably requested by the indemnifying party in writing, the taxed party shall (at the expense and direction of the indemnifying party) contest in the name of the taxed party or indemnifying party (as applicable), the validity, applicability or amount of such Taxes so indemnified by (i) if permitted by applicable law without adverse consequences to the taxed party, resisting payment thereof, (ii) paying under protest, if protest is necessary or proper, and (iii) if payment be made, using reasonable commercial efforts to obtain a refund thereof in appropriate administrative and judicial proceedings. If the taxed party becomes eligible for a refund of any Taxes paid by the indemnifying party, it shall notify the indemnifying party and, if reasonably requested by the indemnifying party and permissible under applicable law, the taxed party shall consider in good faith any request by the indemnifying party to assign such right to the indemnifying party. Should the taxed party obtain a refund of all or any part of the Taxes paid by the indemnifying party, the taxed party shall pay the indemnifying party the amount of such refund, plus, any interest thereon (net of any taxes imposed on such interest) obtained by the taxed party from the taxing authority if fairly attributable to such Taxes.
f.Cooperation. Seller and Buyer shall reasonably cooperate so as to minimize any potential tax risk to Buyer or Seller as a result of the transactions contemplated hereby. Seller and Buyer shall provide one another with such assistance as may reasonably be required in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes arising from the transactions contemplated by this Agreement, and shall provide one another upon written request with any records or information that are relevant to such Tax return, audit or examination or proceedings. The party requesting assistance, records or information under the preceding sentence shall reimburse the other for reasonable out-of-pocket expenses incurred by the other in providing such assistance, records or information. This paragraph shall not be construed to require any party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any other person.
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g.Notice of Claims. Seller and Buyer agree to provide written notification to the other party promptly after becoming aware of any non-Tax liability, obligation or claim, whether pending or threatened, that is the subject of indemnification pursuant to this Section 12; provided, that the failure by either party to so notify the other party will not in any manner affect either party’s other obligations under this Section 12 unless the failure to provide such notification materially and adversely affects the indemnifying party in exercising its contest rights hereunder or results in any increase in, or fine or penalty with respect to, any amounts claimed to be payable by the indemnifying party to the other party pursuant to this Section 12.
h.Insurance. For a period of at least two years following the Delivery Date, Buyer shall, or shall cause any subsequent buyer or operator to, at its own cost and expense, maintain and keep in full force and effect for the Aircraft general aviation liability coverage (including by not limited to Aircraft Third Party, Property Damage, Airline General Third Party (including Products), Passenger, Baggage, Cargo, and Legal Liability coverage) of $500,000,000.00; however, upon the permanent removal of any asset from service, the sole insurance requirement for that asset shall be Aviation Product Liability with a limit of $10,000,000.00. Any and all insurance policies providing the insurance coverage required while the Aircraft remains in service under this Section 12(h) shall, as applicable, include Premises Liability, Contractual Liability, Products Liability, War Risks Liability, and including Extended Coverage Endorsement (Aviation Liabilities) AVN52 or equivalent covering War and Allied Perils excluded by War, Hijacking and Other Perils Exclusion Clause AVN48B or any modification or substitution thereof for the time in force. Such policies shall name each of the Seller Indemnitees as additional insureds, shall be carried with insurers reasonably acceptable to Seller, and shall include a Waiver of Subrogation Clause and a Severability of Interest Clause in favor of the Seller Indemnitees. Buyer shall furnish an insurance certificate evidencing the same at Closing and at the expiration of a then existing certificate.
i.Undertakings Regarding Customs and Tax Matters. In addition to any other obligations of the parties hereunder, Buyer agree to undertake the duties set forth in the attached Schedule 3 with respect to matters related to Tax and customs.
13.Know Your Customer
Seller and Buyer shall (i) ensure that no Person who owns a controlling interest in or otherwise controls Buyer or Seller is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders or is a listed person under any European Union export control or economic sanctions, (ii) not violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto or any applicable European Union export control or economic sanctions, (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended or (iv) comply with any other applicable national sanctions program. As required by federal law or other applicable law, Seller or Buyer may need to obtain, verify and record certain customer identification information and documentation in connection herewith, and each party hereto shall provide such information as is reasonably requested prior to Closing.
Purchase Agreement

14.Miscellaneous
a.Notices.

All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three Business Days after being deposited with the U.S. Postal Service or other commercially recognized carrier and (iii) if given by a nationally recognized overnight courier, when received, or, if personally delivered, when so delivered, addressed:
          If to Seller, to:

Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee
Fourth Floor
3 George’s Dock, IFSC
Dublin 1, Ireland

and

Contrail Aviation Support, LLC
435 Investment Court
Verona, Wisconsin 53593

Attn: Joseph Kuhn, CEO
Fax: (608) 848-8100
Email: Joe@contrail.com

or to such other address as Seller shall from time to time designate in writing to Buyer; and
If to Buyer, to:
KG Aircraft Rotables Co., Ltd.
Unit 6 Block C,
Nutgrove Office Park
Rathfarnham, Dublin 14
Ireland

Attn: Donal O’Doherty, Managing Director
Fax: 35 31 298 8105
Email: dodoherty@kgaircraft.com

or to such other address as Buyer may from time to time designate in writing to Seller.

Purchase Agreement

b.Confidentiality.
i.Each party hereto shall keep strictly confidential any and all Confidential Information furnished to it or to its Affiliates, or their respective officers, employees, agents, directors or advisors (collectively, “Representatives”) in the course of negotiations relating to this Agreement or any transaction contemplated by this Agreement, and the business and financial reviews and investigation conducted by any party hereto in connection with this Agreement, and each such party has instructed its Representatives having access to such Confidential Information of such obligation of confidentiality. The obligations of confidentiality set forth herein shall not apply to information to the limited extent (v) it is contained in a Transfer Document that is publicly filed as contemplated hereby; (w) it is required to be disclosed by any Governmental Entity or required to be disclosed by applicable law or administrative proceeding, (x) for which a party has received a subpoena or similar demand (provided that such party shall to the extent permitted by applicable law first, as promptly as practicable upon receipt of such subpoena or demand, furnish a copy thereof to the other party), (y) that such information is generally available to the public or in the possession of the receiving party before its disclosure by the disclosing party to the receiving party or (z) that it is given to the receiving party by another Person other than in breach of obligations of confidentiality owed by such Person to the disclosing party. Notwithstanding the foregoing, each party acknowledges and agrees that any party may disclose Confidential Information (A) to regulators, (B) to such party’s counsel, Affiliates, beneficiaries, hedging arrangement providers, insurance brokers and providers, reinsurers and auditors provided that such recipients maintain the confidentiality of the Confidential Information, (C) to prospective transferees and lenders who agree to keep such Confidential Information confidential, and (D) as required in accordance with U.S. Securities and Exchange Commission laws and regulations.
ii.Notwithstanding anything herein to the contrary, any party to this Agreement (and any Representative) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws.
c.Limitation of Liability of Any Party. THE PARTIES ACKNOWLEDGE AND AGREE THAT, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANOTHER PARTY TO THIS AGREEMENT OR ASSERT A CLAIM FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, REGARDLESS OF THE NATURE OR THEORY OF ANY UNDERLYING CAUSE OF ACTION THAT MIGHT OTHERWISE APPLY.
Purchase Agreement

d.Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.
e.References. Any reference to a specific Section or Section number shall be interpreted as a reference to that Section of this Agreement unless otherwise expressly provided.
f.Governing Law; Jurisdiction; Attorney Fees. This Agreement and any other Transfer Documents shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, U.S.A., including all matters of construction, validity and performance, without giving effect to principles of conflicts of law. The United States District Court for the Southern District of New York shall serve as the exclusive forum for any such dispute and the parties irrevocably consent to the jurisdiction of such courts.
g.Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
h.Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by Seller or Buyer from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by Seller and Buyer, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.
i.Survival. Notwithstanding anything contained herein to the contrary, all agreements, indemnities, representations and warranties contained in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby for such date.
j.Expenses. Each of Seller and Buyer shall be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the Transfer Documents, and shall not have any right of reimbursement or indemnity for such costs and expenses as against the Buyer or Seller, respectively.
k.Execution in Counterparts; Signatures. This Agreement, the other Transfer Documents and any amendments, waivers or consents hereto or thereto may be executed by Seller and Buyer in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile and PDF copy signatures shall be treated as original signatures for all purposes.
Purchase Agreement

l.Entire Agreement. This Agreement and the other Transfer Documents constitute the entire agreement of Seller and Buyer with respect to the subject matter hereof or thereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between Seller and Buyer with respect to such subject matter are hereby superseded in their entirety. In the event of a conflict between this Agreement and any other Transfer Document, the terms and conditions of this Agreement shall govern.
m.Exhibits and Schedules. The exhibits and schedules attached hereto are incorporated by reference herein and shall have the same force and effect with respect to the provisions set forth therein as though fully set forth in this Agreement.
n.Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by Seller and Buyer, and their respective successors and assigns.
o.No Third Party Benefit. Seller and Buyer agree that except as provided in Section 12 with respect to Seller Indemnitees and Buyer Indemnitees, the provisions of this Agreement, including, without limitation, Section 2, are for the sole benefit of Seller and Buyer and their respective successors and assigns, and are not for the benefit, directly or indirectly, of any other Person.
p.Assignment. Neither party shall assign or delegate this Agreement, or any of its rights or obligations hereunder, without the prior written consent of the other party.

[Signature page follows.]

Purchase Agreement

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first above written.

WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, not in its individual capacity but solely as owner trustee, as Seller By:/s/ Claudio Borza Name: Claudio Borza Title: Director	KG AIRCRAFT ROTABLES CO., LTD., as Buyer By:/s/ Donal O’Doherty Name: Donal O’Doherty Title: Managing Director

Purchase Agreement

SCHEDULE 1
DEFINITIONS
(a) Unless the context otherwise indicates, any reference in this Agreement to:
i.a “part” means any engine, module, component, instrument, furnishing, control, appliance, accessory, reverser, nacelle, equipment or other item or equipment of any kind whether similar to any of the foregoing or not;
ii.a “regulation” includes any present or future directive, regulation, request or requirement (in each case whether or not having the force of law) but, if not having the force of law, the compliance with which is in accordance with the general practice of the persons to whom it is addressed;
iii.any “agreement”, “license” or other document includes any agreement, license or other instrument as varied, novated, amended or replaced from time to time (but without prejudice to any restrictions on such variation, novation, amendment or replacement);
iv.the expressions “hereof”, “herein” and similar expressions shall be construed as references to this Agreement as a whole and shall not be limited to the particular clause in which the relevant expressions appear and the expressions “thereof”, “therein” and similar expressions shall be construed in like fashion;
v.references to any statute or other legislative provision shall be read to include any statutory or legislative modification or re-enactment thereof or any substitution therefor;
vi.references to a party shall be read to include its successors and permitted assigns;
vii.a Clause or Schedule shall be construed as a reference to a clause hereof or a schedule hereto;
viii.a word importing the singular number shall be construed so as to include the plural and vice versa;
ix.the expression “in writing” includes by facsimile or e-mail; and
x.the index, clause and sub-clause headings in this Agreement (including their use in cross references) are for ease of reference only and shall not affect the interpretation of this Agreement.
(b) In this Agreement, the following terms have the following meanings:
“Acknowledgment of Delivery” means the Acknowledgment of Delivery substantially in the form attached hereto as Exhibit A.
        Schedule 1

“Additional Deposit” has the meaning set forth in Section 3(b) hereof.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, more than fifty percent of the outstanding equity interests of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.
“Aircraft” means the Airframe, equipped with the Engines and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto.
“Aircraft Documents” means all available logs, manuals, historical or other documents, records and information pertaining thereto or otherwise made available by Lessee in Seller’s possession.
“Airframe” means that certain Boeing 737-800 airframe more specifically described on Schedule 2.
“Anticipated Closing Date” means the date for the anticipated Closing on the Aircraft as designated on Schedule 2.

“Bill of Sale” means the Warranty Bill of Sale for the Aircraft.

“Business Day” means any day, other than a Saturday or Sunday, on which banks in New York City and Dublin, Ireland are open for business.
“Certificate of Technical Acceptance” means the Certificate of Technical Acceptance in the form attached hereto as Exhibit B.
“Closing” means the closing of the sale and purchase of the Aircraft pursuant to this Agreement on the Closing Date.
“Closing Date” means the date of the Closing.
“Confidential Information” means any and all information, whether written, in electronic form, or oral concerning or relating in any way to the Aircraft, which is provided by a party hereto or such party’s Affiliates or representatives to the other party hereto or such party’s Affiliates or representatives, and includes, without limitation, all agreements, analyses, compilations, forecasts, studies, capabilities, specifications, program plans, marketing plans, e-commerce strategies, inspection reports, certificates of insurance or other documents which contain or otherwise reflect such information, or any portion thereof or notes or other documents which contain or reflect such information, whether or not marked or specifically identified as “confidential” or “proprietary.”
“Delivery Location” St Athan, United Kingdom or such other location to be agreed to by the parties in writing.
“Deposit Return Event” has the meaning set forth in Section 3(b) hereof.
        Schedule 1

“Deposit” has the meaning set forth in Section 3(b) hereof.
“Engines” means those CFM56-7B24 aircraft engines with manufacturer’s serial numbers 890420 and 890421, including all parts, components, appliances, accessories, instruments, furnishings, alterations thereto whether or not attached to the Airframe on the Closing Date as more specifically described on Schedule 2.
“Event of Loss” means any total loss (actual or constructive) of the Aircraft.

“Final Closing Date” means the date by which Closing must occur, as designated on Schedule 2.

“Final Inspection” has the meaning set forth in Section 4(b) hereof.

“Government Entity” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multinational organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature.
“Initial Deposit” has the meaning set forth in Section 3(b) hereof.
“International Registry” means the International Registry of Mobile Assets established pursuant to the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on November 16, 2001.
“Lessee” means MIAT Mongolian Airlines.
“Lien” means any pledge, lien, charge, encumbrance, exercise of rights, security interest or claim of any kind or nature.
“Material Damage” means damage to the Aircraft following Technical Acceptance and prior to Delivery which results in a reduction in the value of the Aircraft (by reference to part-out value) of greater than $[ ].
“OFAC” has the meaning set forth in Section 13 hereof.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Government Entity or other entity of whatever nature.
“Purchase Price” has the meaning set forth in Section 3(a) hereof.
“Buyer Agreements” has the meaning ascribed in Section 7(a) hereof.
“Buyer Indemnitee” means Buyer and any Buyer’s Affiliates, members, managers, officers, directors, employees, successors and assigns.
        Schedule 1

“Seller Agreements” has the meaning ascribed to such term in Section 5(a) hereof.
“Seller Indemnitee” means each of the Seller, Contrail Aviation Leasing, LLC, Contrail Aviation Support, LLC, any Seller affiliate or other party reasonably nominated by Seller, Sapphire Leasing I (AOE5) Limited, Sapphire Aviation Finance I (UK) Limited, Avolon Aerospace Leasing Limited, Sapphire Finance I Holding Designated Activity Company, Wells Fargo Bank, N.A., Glencer Investments VI Designated Activity Company, Sapphire Aviation I Limited, Sapphire Aviation Finance I (US) LLC, Phoenix American Financial Services and Old National Bank, and the members, managers, officers, directors, employees, successors and assigns of any of such entities.
“State of Registration” means Ireland.
“Taxes” means and includes all present and future income, gains, sales, stamp, documentary, use, value-added, goods and services and other taxes, duties, imposts, levies, deductions, charges and withholdings imposed by any Government Entity and also includes all fines, penalties and interest thereon, and the terms “Tax” and “Taxation” shall be construed accordingly.
“Transfer Documents” means this Agreement, the Warranty Bill of Sale, the Acknowledgment of Delivery, the Certificate of Technical Acceptance and any other agreements, documents, certificates and instruments executed and delivered in connection herewith.
“Warranty Bill of Sale” means the warranty bill of sale for the Aircraft, in the form of Exhibit C hereto for the Aircraft.

        Schedule 1

SCHEDULE 2
AIRCRAFT DESCRIPTION; PURCHASE PRICE; DEPOSIT; CLOSING DATES

MSN	Engine Make and Model	ESNs	Purchase Price	Initial Deposit	Additional Deposit	Anticipated Closing Date	Final Closing Date
29922	CFM56-7B24	890420	$[ ]	$[ ]	$[ ]	12/17/19	1/31/20
		890421

        Schedule 2

SCHEDULE 3
1. Undertakings Regarding Tax and Customs Matters. Buyer hereby agrees to undertake the obligations set forth below.
Upon transfer of title to the Aircraft from Seller to Buyer while the Aircraft is in eCube’s customs warehouse regime, Buyer shall ensure that the Aircraft remains in the eCube’s customs warehouse or IPR regime until such time that the Aircraft is removed to free circulation in the EU, Buyer’s IPR regime or sold to a third party. In addition, Buyer confirms that eCube has both IPR and customs warehousing approvals satisfactory to serve the purposes contemplated by the parties hereunder.
2. Buyer Representation. The Buyer hereby represents and warrants to Seller as set forth below as of the time of Delivery.
We, the Buyer represent, warrant and confirm that in relation to the airframe the following will apply:
We the Buyer will supply the airframe, or any parts or equipment, exclusively to customers who operate qualifying aircraft (as set out in VAT Act 1994, Schedule 8, Group 8 and HMRC Notice 744C) and in respect of any parts, they are of a kind ordinarily installed or incorporated in, and are to be installed or incorporated in, the propulsion, navigation or communications systems or the general structure of:  a qualifying aircraft as set out in HMRC Notice 744C, and
We undertake to tell you immediately should the airframe, or relevant parts and equipment be used for any other purpose and to pay you the VAT due and to indemnify the Seller against any penalties and interest that may arise as a result of these representations not being met.

Schedule 3

EXHIBIT A
ACKNOWLEDGMENT OF DELIVERY

___________________, 2020

By this Acknowledgment of Delivery, Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee (the “Seller”), and KG Aircraft Rotables Co, Ltd. (the “Buyer”), acknowledge that pursuant to that certain Purchase Agreement dated as of ______________, 2019, among Seller and Buyer, (the “Agreement”), Seller does hereby deliver to Buyer and Buyer does hereby accept the following in all respects under the Agreement:

One Boeing model 737-800 aircraft bearing manufacturer’s serial number 29922 and equipped with two CFM56-7B24 aircraft engines bearing manufacturer’s serial numbers 890420 and 890421, including all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto (collectively the “Aircraft”).

Buyer has accepted delivery of the Aircraft at _____ hours G.M.T. at St Athan, United Kingdom. Accordingly, as of the date hereof, Seller has delivered the Aircraft to Buyer and that the Closing Date as defined and set forth in the Agreement has occurred. Buyer hereby declares that the Aircraft is acceptable and does conform to the Agreement in all respects.

This Acknowledgment of Delivery may be signed in one or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall, taken together, be considered an original of this Acknowledgment of Delivery. All capitalized terms used herein not otherwise defined shall have the same meaning as that given in the Agreement.

[Signature page follows.]

        Exhibit A

IN WITNESS WHEREOF, the undersigned have duly executed this Acknowledgment of Delivery as of the date first written above.

Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee (Seller)

By: ___________________________
Name: ___________________________
Title: ___________________________

KG Aircraft Rotables Co., Ltd. (Buyer)

By: ___________________________
Name: ___________________________
Title: ___________________________
        Exhibit A

EXHIBIT B

CERTIFICATE OF TECHNICAL ACCEPTANCE
relating to that Boeing 737-800 Aircraft,
manufacturer's serial number 29922 (the "Aircraft")

__________________, 2020

        This Certificate of Technical Acceptance (this “Certificate”) is delivered on the date set out below by KG Aircraft Rotables Co., Ltd. (“Buyer”), to Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee (“Seller”), pursuant to that certain Purchase Agreement dated _________________, 2019 between Buyer and Seller (the “Agreement”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

(a)  Buyer has inspected the Aircraft [in accordance with the provisions of Section 4 of the Agreement at Ulaanbaatar, Mongolia and determined that the Aircraft was satisfactory to Buyer; and

(b)  Buyer has inspected all of the Aircraft Documents and found them to be complete and satisfactory.

IN WITNESS WHEREOF, Buyer has, by its duly authorized representative, executed this Certificate on the date first written above.

KG Aircraft Rotables Co., Ltd. (Buyer)

By: ___________________________
Name: Donal O’Doherty
Title: Managing Director

        Exhibit B

EXHIBIT C
WARRANTY BILL OF SALE
relating to that Boeing 737-800 Aircraft,
manufacturer's serial number 29922

_____________________, 2020

KNOW ALL MEN BY THESE PRESENTS:

        THAT for and in consideration of good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee (“Seller”) does, on the date hereof, grant, convey, transfer, bargain, sell, deliver and set over to KG Aircraft Rotables Co., Ltd. (“Buyer”) all of Seller’s right, title and interest in and to the one Boeing 737-800 aircraft bearing manufacturer’s serial number 29922, equipped with two CFM56-7B24 aircraft engines bearing manufacturer’s serial numbers 890420 and 890421, including all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto (collectively the “Aircraft”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in that certain Purchase Agreement dated as of December ____, 2019, among Seller and Buyer (the “Agreement”).

TO HAVE AND TO HOLD said Aircraft unto Buyer, its successors and assigns, for its and their own use forever.

THAT Seller hereby warrants to Buyer, its successors and assigns, that it is the holder of good and marketable title to the Aircraft and has the right to sell the same as aforesaid and that this Warranty Bill of Sale conveys to Buyer on the date hereof, good and marketable title to the Aircraft, free and clear of all Liens, encumbrances and rights of others, and that Seller will warrant and defend such title forever against all claims and demands whatsoever.

This Warranty Bill of Sale shall be governed by the laws of the State of New York, U.S.A, without giving effect to its conflicts-of-laws principles.

IN WITNESS WHEREOF, Seller has caused this Warranty Bill of Sale to be executed by its duly authorized officers as of the date first written above.

Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee (Seller)

By: _________________________________
Name: _________________________________
Title: _________________________________

18410388v1

        Exhibit C